NOTE AMENDMENT

This **NOTE AMENDMENT** (the "Agreement") is dated as of January 31, 2017, by and between IRA Services Trust Company CFBO [redacted] IRA700[redacted] IRA Services Trust Company CFBO [redacted] IRA 700[redacted], [redacted] and [redacted] (the "Purchasers"), and Sealand Natural Resources, Inc. (the "Company"), (collectively, the "Parties").

WHEREAS, the Parties executed those certain Convertible Note Purchase Agreements and Convertible Promissory Notes in the total principal amount of $600,000.00 on between August 29, 2016 February 11, 2017 (the "Notes"); and

WHEREAS, the Notes required the Company to become current in its filings with the SEC on or before January 31, 2017: and

WHEREAS, due to delay in resolving issues in connection with preparation of the Company's financial statements to be filed with the Company's annual reports on Form 10-Q and quarterly reports on Form 10-K, the Company has been unable to meet the January 31, 2017 filing deadline; and

WHEREAS, the parties desire to extend the date by which the Company must become current in its SEC filings to on or before March 31, 2017 in order to reach the business objectives of the Parties

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, as well as other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties mutually agree as follows:

AMENDMENT OF THE NOTES

Subject to the terms and conditions contained in this Agreement, the Parties hereby agree that wherever in the Documents the date for the Company to become current in its SEC filings is set at January 31, 2017, it shall be replaced by the date of March 31, 2017. All of the terms and conditions of the Notes as amended hereby shall remain in full force and effect.

1. **MISCELLANEOUS**

1.1 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

1.2 Further Assurances. After the Closing, at the request of either Party, the other Party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

1.3 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which, when executed, shall be deemed to be an original and all of which together

shall be deemed to be one and the same instrument.

4 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby, except as provided for herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

PURCHASERS:

IRA S T C CFBO [redacted]
By: [redacted]
Name: [redacted]
Title:

IRA S T C CFBO [redacted] IRA
By: [redacted]
Name: [redacted]
Title:

Kristen Larkin
By:
Name:
Title:

[redacted]
BY: [redacted]
Name [redacted]
Title

SEALAND NATURAL RESOURCES,

INC.

By:
Name: A. Stone Douglass
Title: CEO

shall be deemed to be one and the same instrument.

1.4 Costs. Each Party will bear the costs and expenses incurred by it in connection with this Agreement and the transaction contemplated thereby, except as provided for herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

PURCHASERS:

IRA S T C CFBO [redacted]
By:________________________
Name:______________________
Title:_______________________

IRA S T C CFBO [redacted]
By:________________________
Name:______________________
Title:_______________________

[redacted]
By: [redacted]
Name: [redacted]
Title: [redacted]

[redacted]
BY:________________________
Name______________________
Title_______________________

SEALAND NATURAL RESOURCES, INC.

By:________________________
Name: A. Stone Douglass
Title: CEO